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                                                                  Exhibit 10.17


                         AMENDMENT TO OPTION AGREEMENT

         Reference is made to the Amended and Restated Option Agreement, dated as of December 22, 1996 (the "Option Agreement"), between BRIAN F. KING (the "Optionee") and CONCORD CAMERA CORP. ("Concord"), as the same was amended and restated as of December 22, 1996 in connection with that certain letter agreement dated September 19, 2002, pursuant to which Option Agreement the Optionee has an option (the "Option") to purchase 45,000 shares (adjusted to reflect the two-for-one split of Concord's common stock effected April 14, 2000 and all exercises made before July 31, 2002 under the original option agreement dated as of December 22, 1996) of Concord's no par common stock (the "Common Stock").

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the Option Agreement is hereby amended, effective as of February 11, 2003, to permit the Optionee to elect to defer the delivery of the Common Stock he would acquire pursuant to an exercise of the Option. Any such deferral will be subject to the terms and conditions of Concord's Deferred Delivery Plan (the "Plan"), a copy of which has been provided separately, and, when purchasing Option Shares pursuant to the Plan, the payment provisions of the Plan will apply instead of the provisions in Section 8 of the Option Agreement regarding methods for payment of the Purchase Price.

         Unless otherwise provided herein, all capitalized terms shall have the meaning assigned to such terms in the Option Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                                          CONCORD CAMERA CORP.


                                          By:    /s/  Richard M. Finkbeiner
                                               ---------------------------------
                                               Richard M. Finkbeiner
                                               Senior Vice President and
                                               Chief Financial Officer



                                          OPTIONEE:


                                          /s/  Brian F. King
                                          ---------------------------------
                                          Brian F. King